UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2024

Future Vision II Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42273	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Xiandai Tongxin Building

201 Xin Jinqiao Road, Rm 302

Pudong New District

Shanghai, China

(Address of principal executive offices, including zip code)

+ (86) 136 0300 0540

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.0001 per share, and one right to acquire 1/10th of one Ordinary Share	FVNNU	The Nasdaq Stock Market LLC
Ordinary Shares included as part of the Units	FVN	The Nasdaq Stock Market LLC
Rights included as part of the Units	FVNNR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 1, 2024, Future Vision Acquisition Corp. (the “Company”) announced that, commencing on November 4, 2024, the holders of the Company’s units issued in its initial public offering (the “Units”), each consisting of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Share”), and one right to receive one-tenth of one Ordinary Share upon the consummation of the initial business combination (“Rights”), with every ten (10) Rights entitling the holder thereof to receive one Ordinary Share at the closing of the Company’s initial business combination, may elect to separately trade Ordinary Shares and Rights included in the Units. No fractional Rights will be issued upon separation of the Units and only whole Rights will trade. The Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “FVNNU.” Ordinary Shares and the Rights are expected to trade on the Nasdaq Capital Market under the symbols “FVN” and “FVNNR,” respectively. Holders of Units will need to have their brokers contact Transhare Corporation, the Company’s transfer agent, at INFO@TRANSHARE.COM, in order to separate such holders’ Units into Ordinary Shares and Rights.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 1, 2024

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2024

FUTURE VISION II ACQUISITION CORP.

By:	/s/ Danhua Xu
Name:	Danhua Xu
Title:	Chief Executive Officer and Director

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